Exhibit 10.8(b)
Indemnity Agreement among Flushing Savings Bank, FSB, Flushing Financial Corporation, and Certain Officers.


INDEMNITY AGREEMENT

AGREEMENT, dated as of August 20,1996, by and among Flushing Savings Bank, FSB (the "Bank"), Flushing Financial Corporation ("FFC") and the undersigned Officer of the Bank and FFC (the "Officer").

The Officer is rendering valuable services to the Bank and desires to continue to provide such services provided he receives assurance that the Bank and FFC will indemnify him to the full extent permitted by law against claims arising out of such services.

The Bank and FFC desire to retain the services of the Officer and are willing to provide such assurances.

NOW THEREFORE, the Bank and FFC hereby agree with the Officer as follows:

GENERAL RIGHT TO INDEMNIFICATION.

Notwithstanding any other provision of this Agreement, the Bank and FCC, jointly and severally, shall indemnify the Officer, his heirs, executors and personal or legal representatives (collectively, an "Indemnified Party") to the full extent permitted by applicable law as now or hereafter in effect, against judgments, fines, amounts paid in settlement, and Expenses (as hereinafter defined) actually incurred in connection with any pending, threatened or completed claim, action or proceeding, or in connection with an appeal therein, whether civil, criminal or administrative, including any action by or in the right of the Bank to procure a judgment in its favor (a "Claim") arising out of, based upon, or related to the fact that the Officer is or was an Officer of the Bank or FFC, or serves or served any other corporation, partnership, association, trust, conference, group, employee benefit plan or other enterprise, of any type of kind, domestic or foreign, in any capacity at the request of the Bank (an "Indemnifiable Event").

As used in this Agreement, the term "Expenses" includes attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to an Indemnifiable Event.

Without limiting the generality of the foregoing, the Bank shall indemnify the Indemnified Party in accordance with the provisions set forth below, provided that no indemnification may be made to or on the behalf of the Officer if a judgment or other final adjudication adverse to the Officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Notwithstanding anything to the contrary contained in this Agreement neither the Bank, nor FFC shall indemnify the Officer in connection with any proceeding initiated by the Officer against any other person or entity other than FFC or any subsidiary of FFC unless such proceeding was authorized by the Board of Directors of the Bank and FFC (collectively, the "Boards").

ACTIONS INVOLVING EMPLOYEE BENEFIT PLANS.

For the purpose of this Agreement, the Bank and FFC shall be deemed to have requested the Officer to serve an employee benefit plan where the Officer is a fiduciary with respect to such plan or where the performance by the Officer of his duties to the Bank or FFC also imposes duties on, or otherwise involves services by, the Officer to the plan or participants or beneficiaries of the plan. Excise taxes assessed on the Officer with respect to an employee benefit plan pursuant to applicable law shall be considered fines. Action taken or omitted by the Officer with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Bank or FFC.

NO PRESUMPTIONS.

The termination of any Claim by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself for any purpose create a presumption that the Officer did not act in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other corporation, not opposed to, the best interests of the Bank or that he had reasonable cause to believe that his conduct was unlawful.

ADVANCEMENT OF EXPENSES.

Expenses incurred by or on behalf of the Officer in connection with any Claim shall be paid by the Bank or FFC in advance of the final disposition of such action not later than 45 days after receipt by the Bank and FFC of a written undertaking by or on behalf of the Indemnified Party agreeing to repay such amount as and to the extent required by this Section 4. All expenses incurred in defending a Claim which are advanced by the Bank or FFC under this Section 4 shall be repaid in case the Indemnified Party receiving such advancement or allowance is ultimately found, under the procedure set forth in this Agreement, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Bank or FFC exceed the indemnification to which the Indemnified Party is entitled.

NOTICE TO COMPANY.

Promptly after receipt by an Indemnified Party of notice of any claim for which indemnification will or could reasonably be sought hereunder, the Indemnified Party shall, if a claim in respect thereof is to be made against the Bank or FFC under this Agreement, notify the Bank and FFC in writing of the existence of such claim, but the failure to promptly notify the Bank and FFC shall not affect the obligations of the Bank and FFC or the rights of the Indemnified Party under this Agreement, unless such failure materially prejudices the rights of the Bank or FFC referred to in the following sentence. If any such claim shall be asserted against the Officer, the Bank and FFC shall be entitled to participate in any proceeding involving such claim and, to the extent that the Bank or FFC wishes, to assume the defense thereof with counsel reasonably satisfactory to the Officer.

PROCEDURE FOR INDEMNIFICATION.


Promptly following receipt by the Bank and FFC of notice from the Indemnified Party of a Claim against which the Indemnified Party asserts a right to be indemnified hereunder, the Bank and FFC shall cause all necessary actions to be taken to consider and act in good faith upon any findings required to be made under applicable law, or otherwise, in order to authorize the indemnification hereunder in the specific case.

The Indemnified Party's entitlement to indemnification shall be determined in one of the following ways: (1) By the Boards acting by a quorum consisting of Directors who are not parties to such Claim; or (2) If a quorum of disinterested Directors is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by an opinion in writing of independent legal counsel. In addition, if required by applicable law, the Indemnified Party's entitlement to indemnification shall be subject to the Boards having determined that such indemnification will not materially and adversely affect the safety and soundness of the Bank or FFC.

After the final disposition of any action or proceeding covered by this Agreement, the Indemnified Party shall send to the Bank and FFC a written request for any indemnification sought under this Agreement. Not later than 45 days following receipt by the Bank and FFC of such request, the Bank or FFC shall cause the indemnification provided hereunder to be authorized and paid.

The Indemnified Party shall be given an opportunity to be heard and to present facts and evidence on his behalf in connection with consideration by the Boards, independent legal counsel, or others of any findings required by applicable law.

If the Bank or FFC does not pay the indemnification requested by the Indemnified Party, whether pursuant to final disposition, for advancement of expenses, or otherwise, within 45 days after the receipt of such request, the Officer's right to indemnification shall be enforceable in any court of competent jurisdiction, including but not limited to the Supreme Court of the State of New York, or, at the option of either party, an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. In any such action, neither the making of, nor failure to make, any finding by the Bank or FFC (including their respective Boards of Directors and independent legal counsel that indemnification is proper or not proper in the circumstances, shall be a defense to the action or create a presumption that the Officer has not met the applicable standard of conduct. The Indemnified Party's reasonable Expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified jointly and severally by the Bank and FFC.

CHARTER AND BY-LAWS.

Except as may be required in order to conform the charter or By-Laws of the Bank or FFC to the requirements of applicable law or regulation, the Bank and FFC (i) will not take any action with respect to their respective charter or By-Laws or otherwise which would adversely affect an Indemnified Party's rights of indemnification as to matters occurring prior to the termination of the Officer's services to the Bank or FFC as an Officer and (ii) will maintain By-Law indemnification provisions which will not materially reduce the coverage currently afforded to an Indemnified Party pursuant to the indemnification provisions of the Bank's and FFC's By-Laws as in effect on the date hereof. The Indemnified Party acknowledges and agrees that, notwithstanding the provisions of the charter or By-Laws of the Bank or FFC, as in effect from time to time, no payment in respect of indemnification shall be made by the Bank or FCC, if such payment would result in a violation of law by the Bank or FFC.

SURVIVAL.

The Bank and FFC acknowledge that in continuing to provide services to the Bank and FFC the Officer is relying on this Agreement. Accordingly, each of the Bank and FFC agree that its obligations hereunder will survive (i) any actual or purported termination of this Agreement by the Bank or FFC or their respective successors or assigns whether by operation of law, or otherwise, and (ii) termination of the Officer's services to the Bank or FFC, whether such services were terminated by the Bank, FCC or the Officer, with respect to any Claim described in paragraph 1 hereof whether or not such Claim arises or is commenced before or after the actual or purported termination of this Agreement or the termination of the Officer's services to the Bank or FFC.

PARTIAL INDEMNITY.

If an Indemnified Party is entitled under any provision of this Agreement to indemnification by the Bank and FFC for some or a portion of the expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Bank and FFC jointly and severally agree nevertheless to indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnified Party has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnified Party shall be indemnified against all Expenses incurred in connection therewith.

BURDEN OF PROOF.

In connection with any determination by a court of competent jurisdiction, an arbitrator or otherwise as to whether an Indemnified Party is entitled to be indemnified hereunder, the burden of proof shall be on the Bank and FFC to establish that the Indemnified Party is not so entitled.

NONEXCLUSIVITY.

The rights of the Indemnified Party hereunder shall be in addition to and not exclusive of any other rights or remedies such Indemnified Party may have under applicable law, the Bank's or FFC's Charter or By-laws, or otherwise.
To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the respective By-laws of the Bank and FFC and this Agreement, it is the intent of the parties hereto that the Indemnified Party shall enjoy by this Agreement the greater benefits so afforded by such change.

LIABILITY INSURANCE.

To the extent the Bank or FFC maintains an insurance policy or policies providing Trustee's or Officer's liability, the Officer shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Officer of the Bank or FFC.

PERIOD OF LIMITATIONS.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Bank or FFC against the Officer's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Bank or FFC shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

WAIVER, AMENDMENTS.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SUBROGATION.

In the event of payment under this Agreement, the Bank or FFC, as the case may be, shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Bank or FFC effectively to bring suit to enforce such rights.

NO DUPLICATION OF PAYMENTS.

Neither the Bank nor FFC shall be liable under this Agreement to make any payment in connection with any Claim made against the Indemnified Party to the extent the Indemnified Party has otherwise actually received payment (under any insurance policy, the By-laws of the Bank or FFC or otherwise) of the amounts otherwise indemnifiable hereunder.

SUCCESSORS, ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the (i) successors and assigns of the Bank and FFC, including any direct or indirect successor by purchase, merger, consolidation, conservatorship or receivership, or otherwise to all or substantially all of the business or assets of the Bank or FFC, and (ii) the spouses, heirs, executors and personal and legal representatives of the Officer.

SEVERABILITY.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the full extent permitted by law. In the event that any of the provisions hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect against either the Bank or FFC, but not the other, then the enforceability of any such provision in every respect and of the remaining provisions hereof against the other shall not be in any way impaired and shall remain enforceable to the full extent permitted by law.

GOVERNING LAW.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the (i) United States with respect to indemnification obligations of the Bank hereunder as a federal association, and of FFC, to the extent required by applicable federal law, (ii) State of New York and (iii) State of Delaware with respect to indemnification obligations of FFC hereunder, in each case without giving effect to the principles of conflicts of laws.

NOTICES.

All notices or other communications required or permitted hereunder shall be given in writing and shall be delivered against receipt, transmitted by telecopy or similar facsimile system (with receipt acknowledged) or mailed by registered or certified mail, postage prepaid, as follows:

      If to the Bank, to:

               Flushing Savings Bank, FSB
               144-51 Northern Boulevard
               Flushing, New York 11354
               Attention:  President

      If to FFC, to:

               Flushing Financial Corporation
               144-51 Northern Boulevard
               Flushing, New York 11354
               Attention:  President

      If to the Officer, to:

               Henry A. Braun
               24 Spinnaker Lane
               East Patchogue, New York 11772

or to such other address as shall be furnished in writing by such party in accordance with this Section 20, and any such notice or other communication shall be effective and be deemed to have been given as of the date so delivered or transmitted or three days after the date so mailed; provided, however, that any notice or other communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

IN WITNESS WHEREOF, this Agreement has been executed by the parties thereto, in the case of the Bank and FFC, by a duly authorized officer thereof on its behalf.

                                FLUSHING SAVINGS BANK, FSB

/s/ Henry A. Braun               By /s/ Michael J. Hegarty
--------------------               -----------------------
Officer                             Michael J. Hegarty
Henry A. Braun                     -----------------------
--------------------
                                FLUSHING FINANCIAL CORPORATION

                                By /s/ James F. McConnell
                                   -------------------------
                                   James F. McConnell
                                   -------------------------

                                  Schedule A

On August 20, 1996, an agreement substantially identical in all material respects to of agreement to which this Schedule A is attached was also entered into with each of the following individuals:

Monica C. Passick
Anna M. Piacentini

The foregoing agreements were omitted from this filing pursuant to Reg.
Section 229.601(a)(4)2.